Exhibit 99.1
SEPARATION AND CONSULTING AGREEMENT
          THIS SEPARATION AND CONSULTING AGREEMENT (“Agreement”), dated as of March 25, 2009, is made between CapitalSource Inc., CapitalSource Finance LLC and its and their successors and assigns pursuant to Section 8 of this Agreement (collectively, the “Company”) and Thomas A. Fink (“Fink”) (collectively, the “Parties”).
          WHEREAS, the Parties executed a certain Employment Agreement dated November 22, 2005, and amended it as of October 30, 2008 (the “Employment Agreement”);
          WHEREAS, Fink has given notice of termination pursuant to the Employment Agreement and Fink’s employment will end on June 19, 2009;
          WHEREAS, the Company desires to obtain the consulting services of Fink as an independent contractor after June 19, 2009; and
          WHEREAS, the Parties desire to effectuate the terms of the Employment Agreement and to enter into this Agreement to set forth the terms and conditions for the consulting relationship of Fink with the Company.
          NOW, THEREFORE, it is AGREED as follows:
          1. Engagement.
               (a) During the term of this Agreement (as set out in Section 3 hereof), Fink shall be expected to devote up to twenty (20) percent of the average level of services performed by Fink over the immediately preceding thirty-six (36) month period, to assist in such matters as requested by the Company’s Chairman and Chief Executive Officer, including financing and liquidity matters.
               (b) Except for the surviving provisions of the Employment Agreement dated November 22, 2005, as amended, between Fink and the Company and as set forth in the Company’s Code of Business Conduct and Ethics as applicable to Fink, there will be no restrictions to Fink’s outside activities during the hours that Fink is not providing services to the Company pursuant to this Agreement.
          2. Compensation and Expenses.
               (a) Fink shall be paid a flat fee of $30,333.34 (thirty thousand three hundred thirty-three and 34/100 dollars) per month as compensation, without making any withholding for taxes.
               (b) During the term of this Agreement the Company shall also provide the following benefits to Fink: (i) use of the Company’s technology platform, including e-mail and cell phone (Blackberry); (ii) access to all of the Company’s resources for any purpose germane to the Company’s business; (iii) reimbursement of all out-of-pocket expenses incurred on behalf of the Company; and (iv) use of an office, including a parking space, and an assistant for matters relating solely to the Company to the extent customary for a consultant; provided, however, that to the extent these services are used for matters other than those previously described, then Fink will reimburse the Company for such portion of the services.
          3. Term. The term of this Agreement shall commence effective the business day following the Date of Termination of Fink’s employment with the Company (as set out in Section 5 hereof) and end on December 31, 2009. Prior to December 31, 2009, this Agreement may be terminated by either party upon 30 days prior written notice.

          4. Confidentiality and Non-Disclosure. The Company and Fink acknowledge and agree that during the term of this Agreement Fink will have access to and may assist in developing Company Confidential Information (as defined below). During and after the term of this Agreement Fink will not knowingly use, disclose or transfer any Company Confidential Information other than as authorized in writing by the Company or within the scope of Fink’s duties with the Company as determined reasonably and in good faith by Fink. Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not apply (i) when disclosure is required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order Fink to disclose or make accessible any information; (ii) with respect to any other litigation, arbitration or mediation involving this Agreement, including, but not limited to, the enforcement of this Agreement; (iii) as to information that becomes generally known to the public or within the relevant trade or industry other than due to Fink’s violation of this Section 4; or (iv) as to information that is or becomes available to Fink on a non-confidential basis from a source which is entitled to disclose it to Fink.
          For purposes of this Section 4, the term “Company Confidential Information” shall mean information known to Fink to constitute trade secrets or proprietary information belonging to the Company or other confidential financial information, operating budgets, strategic plans or research methods, personnel data, projects or plans, or non-public information regarding the terms of any existing or pending lending transaction between the Company and an existing or pending client or customer, in each case, received by Fink in connection with his duties with the Company. Notwithstanding anything to the contrary contained herein, the general skills, knowledge and experience gained during Fink’s service to the Company or information publicly available or generally known within the industry or trade in which the Company competes, shall not be considered Company Confidential Information.
          5. Date of Termination. The Parties agree that notwithstanding the provisions of the Employment Agreement dated November 22, 2005, as amended, the Date of Termination shall be June 19, 2009. On the Date of Termination, the payments required by Section 9(d)(i)(A) and (B) of the Employment Agreement dated November 22, 2005, as amended, shall be calculated and paid to Fink on the third business day following expiration of the 7-day revocation period. That payment is calculated to be $430,209 (four hundred thirty thousand two hundred and nine dollars), less applicable withholdings. The payments and benefits required to be paid by Sections 9(d)(i)(C), 9(d)(ii) and 9(d)(iii) of the Employment Agreement shall be paid to Fink in accordance with the terms of the Employment Agreement, provided that the payments required by Section 9(d)(i)(C) of the Employment Agreement shall be modified as provided in Section 6 hereof. For the avoidance of doubt, the Parties acknowledge and agree that the payment required by Section 9(d)(i)(C) of the Employment Agreement, as reduced by Section 6 hereof, shall be paid in a lump sum on the first business day after the six-month delay required by Section 409A.
          6. Rabbi Trust. The Parties agree that, prior to the Date of Termination, the Company shall establish a “rabbi trust” in substantially the form as the model trust set forth in IRS Revenue Procedure 92-64 (the “Trust”). On the Date of Termination, or within five business days thereafter, the Company shall deposit into the Trust $2,558,000, representing the Company’s obligation under Section 9(d)(i)(C) of the Employment Agreement, reduced by all administrative and trustee expenses and legal expenses incurred by the Company in establishing the Trust prior to the date of deposit. On the first business day after the six-month delay required by Section 409A, Fink shall be paid the amount of the deposit into the Trust less all administrative and trustee expenses and legal expenses incurred by the Company between the date of deposit and the date of payment related to the Trust. The payments made to Fink pursuant to this Section 6 shall completely satisfy the Company’s obligations under Section 9(d)(i)(C) of the Employment Agreement.
          7. Compliance Reporting. The Parties agree that the payments contemplated by the Employment Agreement and this Agreement and mentioned herein are intended to comply with Section

409A of the Internal Revenue Code of 1986, as amended. The Employment Agreement and this Agreement shall be interpreted and construed consistent with this intent, and any payments or benefits provided or described herein shall be treated (including for governmental reporting purposes) consistent with this intent.
          8. Assignments. The Parties acknowledge and agree that Sections 17 and 18 of the Employment Agreement shall govern the terms and conditions of this Agreement.
          9. Amendment; Modification; Waiver. No amendments or additions to this Agreement shall be binding unless in writing and signed by both of the Parties hereto. No delay or failure at any time on the part of either party in exercising any right, power or privilege under this Agreement, or in enforcing any provision of this Agreement, shall impair any such right, power, or privilege, or be construed as a waiver of any default or as any acquiescence therein, or shall affect the right of the other party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
          10. Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.
          11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
          12. Notices. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when hand delivered, sent by overnight courier, or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
          (i)    If to the Company:
CapitalSource Finance LLC
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
Attn: Chief Legal Officer
          (ii)    If to Fink:
Thomas A. Fink
Address on file with the Company’s personnel records
          with a copy to:
Adam Augustine Carter, Esq.
THE EMPLOYMENT LAW GROUP, P.C.
888 17th Street, NW
Suite 900
Washington, DC 20006
or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
          13. Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto, and supersedes all prior oral or written agreements, commitments or understandings, with respect to the matters provided for herein. Notwithstanding the foregoing, the Parties do not intend by this Agreement to supersede the Employment Agreement dated November 22, 2005, nor its amendment.
          14. Independent Contractor Status. Fink shall have sole control of the manner and means of performing his services under this Agreement and shall complete such services in accordance with his own means and methods of work. The Parties intend that Fink shall be an independent contractor, self-employed individual and that Fink shall be responsible for the payment of applicable income and self-employment taxes with respect to his compensation under Section 2 of this Agreement.
          15. Compliance with Legal Requirements. Unless otherwise provided in Section 2 hereto, the Company shall not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage nor any other statutory benefit to Fink. Fink shall comply at his expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, federal Social Security law, the Fair Labor Standards Act, OSHA regulations, federal, state and local income tax laws, and all other applicable federal, state and local laws, regulations and codes relating to terms and conditions of employment required to be fulfilled by employers or independent contractors.
          16. Governing Law. This Agreement shall be governed by the laws of the State of Maryland (but not including any choice of law rule thereof that would cause the laws of another jurisdiction to apply).
          IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered in their name and on their behalf as of the date first above written.

CAPITALSOURCE INC
By:	/s/ Steven A. Museles
	Name:	Steven A. Museles
	Title:	Executive Vice President

CAPITALSOURCE FINANCE LLC
By:	/s/ Steven A. Museles
	Name:	Steven A. Museles
	Title:	Executive Vice President

THOMAS A. FINK
/s/ Thomas A. Fink
Thomas A. Fink